Exhibit 1.01
Regal Beloit Corporation
Conflict Minerals Report
For the Year Ended December 31, 2014
This Conflict Minerals Report (the “Report”) of Regal Beloit Corporation (the “Company,” “we,” “us,” “our”) has been prepared pursuant to Rule 13p-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Rule”), for the reporting period January 1, 2014 to December 31, 2014.
The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are intentionally added and necessary to the functionality or production of those products. The specified minerals, which we collectively refer to in this Report as the “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to gold, tantalum, tin and tungsten, respectively. The “Covered Countries” for the purposes of this Report are the Democratic Republic of the Congo and the adjoining countries. As described in this Report, during the reporting period between January 1, 2014 and December 31, 2014, certain of the Company’s operations manufactured, or contracted to manufacture, products for which the Conflict Minerals are intentionally added and necessary to the functionality or production.

Summary
Through our Reasonable Country of Origin Inquiry (“RCOI”) and due diligence efforts, we identified thirty three (33) smelters (“smelters” denotes both smelters and refiners) as either sourcing Conflict Minerals from the Covered Countries or giving us reason to believe they are sourcing Conflict Minerals from the Covered Countries. Of those thirty three smelters, 32 are recognized as compliant with the Conflict Free Smelter Program (“CFSP”). The following sections describe in detail our RCOI, our due diligence framework and the results of our due diligence efforts.
Company Overview
We are a global manufacturer of electric motors and controls, electric generators and controls, and mechanical motion control products.
Description of the Company’s Products Covered by this Report
This Report relates to products: (i) for which Conflict Minerals are intentionally added and necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during calendar year 2014.
These products, which are referred to in this Report collectively as “Covered Products,” are the following:

1.	Electric motors and controls

2.	Electric generators and controls

3.	Electric motor capacitors

4.	Gear reducers

5.	Electronic switchgears

6.	Actuators

7.	Servo systems

8.	Conveyor systems

9.	Power transmission products including gearboxes, transfer cases, transmissions ,worm gears and other gears

10.	Drive systems and controllers

11.	Loadbanks

12.	Other electrical/electronic components including power blocks, fuse holders and terminal blocks

Reasonable Country of Origin Inquiry
Our supply chain with respect to the Covered Products is complex, and there are many third parties in the supply chain between us as the manufacturer of the Covered Products and the original sources of Conflict Minerals. In this regard, we do not purchase Conflict Minerals directly from mines, smelters or refiners. We must therefore rely on our suppliers to provide information regarding the origin of Conflict Minerals that are included in the Covered Products. Moreover, we believe that the smelters and refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals, and therefore have taken steps to identify the applicable smelters and refiners of Conflict Minerals in our supply chain.

We believe that we conducted a good faith reasonable country of origin inquiry, or RCOI, to provide a reasonable basis for us to determine whether we source Conflict Minerals from the Covered Countries. This good faith RCOI was designed to determine whether any of the Conflict Minerals originated in the Covered Countries and whether any of the Conflict Minerals may be from recycled or scrap sources. We are utilizing the supplier engagement approach outlined by the Conflict Free Sourcing Initiative (“CFSI”), including the utilization of their Conflict Minerals Reporting Template (“CMRT”).

As the first step in our RCOI, we determined which of our products would most likely contain the Conflict Mineral derivatives: tin, tantalum, tungsten and gold (“3TGs”). After review, it was decided that substantially all of the products that we manufacture are Covered Products. Next, we identified six main component part groups used in the Covered Products that were most likely to contain 3TGs. Utilizing our supply chain data systems, suppliers providing parts in those component part groups were identified. Because some key contact information for those suppliers was not available in our systems, we initiated a process to gather that information. Simultaneously, we also subscribed to a compliance website that was used to request and gather Conflict Minerals information from the identified suppliers. Once supplier contact information was obtained, that information as well as the applicable part group information was uploaded into the web-based compliance tool and requests for Conflict Minerals information were sent to suppliers contact via e-mail. Included in the supplier requests was a link to our Conflict Minerals Policy (“Policy”) to reinforce our commitment to sourcing responsibly and to make clear the responsibility of each of our suppliers to support us to fulfill this commitment.

As indicated in our Policy, we require suppliers to provide their Conflict Minerals information using the CFSI’s CMRT. To provide suppliers flexibility, we allowed them to provide their responses to the CMRT by submitting their completed CMRT via e-mail, by uploading the CMRT to the compliance website or to directly answer a questionnaire that mimicked the CMRT on the compliance website. For those suppliers who provided their Conflict Minerals information without using the CMRT, e-mails were promptly sent indicating that the information was not acceptable and that the CMRT must be used. All submitted CMRTs are maintained on the servers of the compliance website.

During our review and analysis of the submitted CMRTs, it was clear that many suppliers erroneously assumed that the country of operation of the smelter as listed in the CMRT was the country of origin of the Conflict Minerals. This led to incorrect and inconsistent responses to many of the questions in the submitted CMRTs.

Suppliers providing CMRTs that lacked key information, especially a list or other identification of smelters, as well as non-responsive suppliers, were contacted by telephone. Those suppliers were then monitored for their responses. Those suppliers who still did not respond adequately will undergo further review for corrective actions. Additionally, those suppliers who have conflict minerals programs that are not aligned with Regal’s Conflict Minerals Policy as indicated by their responses on the CMRT will also be subject to corrective actions.

Because of recent acquisitions as well as better supplier contact information, we expanded our RCOI from the 850 suppliers contacted in 2013 to over 1,200 suppliers contacted for the 2014 reporting period.

We consolidated and reviewed all refiner or smelter information received from suppliers. The initial consolidated list of organizations suppliers identified as smelters was in excess of 3,000. It was noted that some smelters were duplicated due to the use of various alternate names. After consulting the CMRT, the CFSI website and other internet sites, the duplicates were removed. Further consolidation was completed with the help of an outside consultant. There remained 255 smelters consistent with the definition used by the CFSI organization (117 gold, 39 tantalum, 62 tin and 37 tungsten). The 255 smelters are indicated in Annex 1. The 255 smelters identified this year compares to 177 smelters identified in our 2013 RCOI. Of the 255 valid smelters, 148 are compliant with the CFSP (64 gold, 31 tin, 39 tantalum, and 14 tungsten). After directly contacting all 255 smelters and performing a risk assessment regarding responses, 33 smelters were either identified as sourcing Conflict Minerals from the Covered Countries or we had reason to believe they source Conflict Minerals from the Covered Countries. Of the 33 smelters, 5 are gold smelters, 21 tantalum smelters, 3 tin and 4 tungsten. This assessment was based on information obtained directly from the smelters and from other public information available at the time with the assistance of the aforementioned conflict minerals consultant.

In accordance with the Rule and the results of our RCOI, we believed we were required to exercise due diligence on the conflict minerals’ source and chain of custody relating to those suppliers using the 33 smelters noted above.

Conflict Minerals Policy
We developed our Policy and published it on our website in April 2013 at http://investors.regalbeloit.com/phoenix.zhtml?c=116222&p=irol-govconflictmineral. In addition to our efforts directly related to Conflict Minerals, we already had a strong company commitment to conducting business in an ethical manner as detailed in our Code of Business Conduct & Ethics as well as our Global Anti-Corruption Policy, both of which are also available on our website (http://investors.regalbeloit.com/phoenix.zhtml?c=116222&p=irol-govIntComp). These documents detail how we conduct our business. We also have an Integrity Alert line through which suppliers, customers, company employees or any interested stakeholder can communicate their thoughts and concerns regarding Conflict Minerals or, more generally, any of our business practices. A link to our Integrity Alert Line is available here. (http://investors.regalbeloit.com/phoenix.zhtml?c=116222&p=irol-govIntegrity)

Design of Due Diligence
Our due diligence measures have been designed to conform, in all material respects, with the framework in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas: Second Edition, including the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”). We utilize all five steps of the OECD Guidance for downstream companies.

Establish Strong Company Management Systems

We have communicated our Policy to our suppliers and customers. Our Policy was provided to suppliers during our RCOI process. Our Policy is provided to customers requesting Conflict Minerals information. This Policy is publicly available on our website as discussed above.

Consistent with the OECD Guidance, we formed an internal team tasked with supporting supply chain due diligence. This team consists of vice presidents from the following functional groups: Legal, Supply Chain, Technology, Engineering Services, and Environmental, Health, Safety and Sustainability (EHSS). Additional members of the committee included the Director of Supplier Quality and Development and our materials compliance manager. As needed, we also called upon the vice president of Information Technology and other groups for support.

We utilized the CFSI’s CFSP as a compliance standard for upstream due diligence. All responses from suppliers and source smelters are recorded and stored for a minimum of five years. We have implemented an RCOI process. Conflict minerals compliance is included as a requirement in our Supplier Quality Manual as well as our standard agreement template for suppliers. Conflict minerals compliance process and documentation review have been added as new requirements of our Supplier Audit Assessment and Production Part Approval Process.

Identify and Assess Risk in the Supply Chain
For upstream due diligence, we have adopted the processes and protocols of the CFSP. We believe that all 3TGs “necessary to the functionality of the products” have been identified, the suppliers of those 3TGs have been identified and smelter data has been collected from those that responded to our RCOI. Responses provided by suppliers have undergone a review for accuracy.

Design and Implement a Strategy to Respond to Identified Risks
We have implemented a plan to report Conflict Minerals findings to Peter C. Underwood, Vice President, General Counsel and Secretary, who is the member of senior management appointed for this role. A process has been adopted to aggregate and update the list of smelters. Furthermore, a process has been adopted to review supplier responses, follow up with delinquent suppliers, and update supplier information. A risk management process has been adopted that manages smelters that cannot provide country of origin information, identifies high-risk smelters, tracks and records compliance information for individual smelters, and communicates these results back to Mr. Underwood. We require new suppliers to complete a CMRT as part of becoming an approved supplier to Regal Beloit.
Carry out an Independent Third Party Audit of Refiner’s Due Diligence Practices
We have utilized the risk management and due diligence processes of the CFSP and the CFSP’s independent third party audit process performed on smelters that source from the Covered Countries. This includes other programs accepted by the CFSP, including the certification processes of the London Bullion Market Association (LBMA), The Responsible Jewellery Council (RJC), and the Tungsten Industry – Conflict Minerals Council (TI-CMC). To be identified as conflict free, we require smelters to be certified as conflict free by one of these certification processes if they are sourcing from the Covered Countries.
Report on Supply Chain Due Diligence
In accordance with the OECD Guidance and the Conflict Minerals Rule, this Conflict Minerals Report is also available on our website (http://investors.regalbeloit.com/phoenix.zhtml?c=116222&p=irol-sec).

Due Diligence Results

Of the 33 smelters either identified as sourcing conflict minerals from Covered Countries or those which Regal Beloit has reason to believe source conflict minerals from the Covered Countries, 32 smelters (5 gold, 21 tantalum, 2 tin and 4 tungsten) were compliant with the CFSP assessment. The last smelter ceased operations in 2013.
The smelters were reviewed against publicly available information to determine if there was any reason to believe that they directly or indirectly finance or benefit armed groups in conflict region of the DRC. This investigation included a review of reports to the UN by the UN Group of Experts on the Democratic Republic of the Congo, publications by the non-governmental organizations the Enough Project, Global Witness, and the Southern Africa Resource Watch, publications by Radio Okapi, and a general search of the Internet.
Facility and Mine Information
Smelters used by Regal Beloit's suppliers that have been identified to or we have reason to believe may source from the DRC or adjoining countries have been identified to source from the DRC, Rwanda, and Tanzania. Information regarding the mines from which minerals processed at these smelters were sourced is not always publicly available and was not disclosed by these smelters. Accordingly, we are not able to identify any of the countries of origin of the conflict minerals processed at these smelters

Additional Risk Factors
The statements above are based on the RCOI process and due diligence performed in good faith by Regal Beloit Corporation. A number of factors could introduce errors or otherwise affect our conclusion.These factors include, but are not limited to the following:

1.	Gaps in supplier data

2.	Gaps in knowledge of the chemistry of the component parts and materials provided by suppliers

3.	Gaps in smelter data and the source of their conflict minerals

4.	Errors or omissions in survey responses provided by suppliers

5.	Errors or omissions by smelters

6.	Gaps in supplier education and knowledge

7.	Supplier uncertainty regarding country of operation of the smelter and/or refiner versus country of origin of the conflict minerals

8.	Not all instances of conflict minerals necessary to the functionality or production of our Covered Products were identified

9.	Timeliness of data

10.	Public information not discovered during a reasonable search

11.	Errors in public data

12.	Language barriers and translation

13.	Supplier and smelter unfamiliarity with the protocol relating to the Rule

14.	Oversights or errors in conflict free smelter audits

15.	DRC-sourced materials being declared secondary materials

16.	Companies going out of business in 2014

17.	Certification programs not being equally advanced for all industry segments and metals

18.	Smuggling of DRC conflict minerals to countries beyond the Covered Countries

Process Improvement Considerations

We intend to take the following steps to improve our processes surrounding conflict minerals to further mitigate any risk that the necessary conflict minerals in our Covered Products could benefit armed groups in the Covered Countries:

1.
Engage with suppliers and direct them to training resources to attempt to increase the response rate and to improve the quality of the content of suppliers’ conflict minerals information, especially smelter information.

2.	Identify those suppliers who do not have a conflict minerals program and work with the suppliers to set up a program.

3.
Engage with suppliers to encourage them to implement responsible sourcing and to have them encourage smelters and refiners to obtain a “conflict-free” designation from an independent third-party auditor.

4.
For suppliers found to be using smelterssourcing from, or for which we have reason to believe are sourcing from, the Covered Countries and who are not compliant with the requirements of the CFSP, we encourage them to use CFSP compliant smelters.

5.
Expand our knowledge of the chemistry of the component parts and materials contained in our Covered Products by conducting chemical analysis and/or requesting specific chemical information from our suppliers on each component part or material used in the Covered Products to further identify those suppliers providing conflict minerals and their derivatives.

6.
Become a member of CFSI to join with other companies and industries to put pressure on smelters to participate in the conflict free smelter program and ultimately to become certified to ensure transparency throughout our supply chain.

Annex I

List of Smelters and Refiners Identified in Regal Beloit Corporation’s Supply Chain

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Aktyubinsk Copper Company TOO	RUSSIAN FEDERATION
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Asaka Riken Co Ltd	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery – Glencore Canada Corporation	CANADA
Gold	Cendres & Métaux SA	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Colt Refining	UNITED STATES
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	Doduco	GERMANY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Gansu Seemine Material Hi-Tech Co Ltd	CHINA
Gold	Geib Refining	UNITED STATES
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	HONG KONG
Gold	Heraeus Precious Metals GmbH	GERMANY
Gold	Hunan Chenzhou Mining Industry Group	CHINA
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Company Limited	CHINA
Gold	Johnson Matthey Inc.	UNITED STATES
Gold	Johnson Matthey Ltd.	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	Kojima Chemicals Co., Ltd	JAPAN
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Met-Mex Peñoles, S.A.	MEXICO
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co. LTD	JAPAN
Gold	Ohio Precious Metals, LLC	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	PAMP SA	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co Ltd	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold	Schone Edelmetaal	NETHERLANDS
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Shandong Tarzan Bio-Gold Industry Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd	TAIWAN
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Super Dragon Technology Co., Ltd.	Taiwan
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	The Hutti Gold Company	INDIA
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Gold	Tokuriki Honten Co., Ltd	JAPAN
Gold	Tongling nonferrous Metals Group Co.,Ltd	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN
Gold	Yantai Guodasafina High-Tech Environmental Refinery Co. Ltd.	CHINA
Gold	Yokohama Metal Co Ltd	JAPAN
Gold	Yunnan Copper Industry Co Ltd	CHINA
Gold	Zhongkuang Gold Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zhuzhou Smelting Group Co., Ltd.	CHINA
Gold	Zijin Mining Group Co. Ltd	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals LLC	UNITED STATES
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp	UNITED STATES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Kemet Blue Metals	MEXICO
Tantalum	Kemet Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India (Pvt.) Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry	CHINA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA
Tantalum	Solikamsk Metal Works	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Telex	UNITED STATES
Tantalum	Ulba	KAZAKHSTAN
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CHINA
Tantalum	Zhuzhou Cement Carbide	CHINA
Tin	Alpha	UNITED STATES
Tin	China Rare Metal Materials Company	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin	Cooper Santa	BRAZIL

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Fenix Metals	POLAND
Tin	Gejiu Jinye Mineral Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Ltd.	CHINA
Tin	Gejiu Zi-Li	CHINA
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA
Tin	Linwu Xianggui Smelter Co	CHINA
Tin	Magnu's Minerais Metais e Ligas LTDA	BRAZIL
Tin	Malaysia Smelting Corp.	MALAYSIA
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	Metallo Chimique	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Nankang Nanshan Tin Manufactory Ltd.	CHINA
Tin	Nghe Tinh Non-Ferrous Metal	VIET NAM
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	OMSA	BOLIVIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT Timah (Persero), Tbk	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais, Ltda.	BRAZIL
Tin	Super Ligas	Brazil
Tin	Thaisarco	THAILAND
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Xianghualing Tin Industry Co., Ltd.	CHINA
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tin	Yunnan Tin Company, Ltd.	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	Asia Tungsten Products (Vietnam) Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Industry Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Hunan Chenzhou Mining Group Co	CHINA
Tungsten	Hunan Chuangda Tungsten & Vanadium Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Smelting & Concentrating Co., Ltd.	CHINA
Tungsten	Japan New Metals Co Ltd	JAPAN
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA